Exhibit 99.1

First Connecticut Bancorp, Inc. reports first quarter 2016 earnings of $0.24 earnings per share

FARMINGTON, Conn., April 20, 2016 – First Connecticut Bancorp, Inc. (the "Company") (NASDAQ: FBNK), the holding company for Farmington Bank (the "Bank"), reported net income of $3.6 million, or $0.24 diluted earnings per share for the quarter ended March 31, 2016 compared to net income of $2.5 million, or $0.17 diluted earnings per share for the quarter ended March 31, 2015.

"Despite the continued challenging operating environment, we are pleased with our first quarter results reflecting continued growth in tangible book value and earnings per share. Last year we indicated loan growth would slow during 2016, as we believe competition in the market has loosened credit standards, and we believe taking on additional credit risk to drive earnings is not prudent. We remain diligent with respect to expense control while maintaining solid overall risk management fundamentals," stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

"We are pleased with our deposit growth especially in our new western Massachusetts branches where we have over $80.0 million in new deposits since the two branches opened in the fourth quarter of 2015. Additionally, we look forward to expanding into Vernon and Manchester, CT later this year."

Financial Highlights

•	Net interest income increased $143,000 to $17.5 million in the first quarter of 2016 compared to the linked quarter and increased $1.1 million or 7% compared to the first quarter of 2015.

•	Net interest rate margin increased 6 basis points to 2.82% in the first quarter of 2016 compared to 2.76% in the linked quarter and 2.83% in the prior year quarter.

•	Core noninterest expense to average assets was 2.27% in the first quarter of 2016 compared to 2.37% in the linked quarter and 2.34% in the first quarter of 2015.

•	Our loan to deposit ratio improved to 113.0% compared to 118.6% at December 31, 2015 and 116.9% at March 31, 2015.

•	Tangible book value per share increased to $15.72 for the quarter ended March 31, 2016 compared to $15.47 on a linked quarter basis and $14.82 at March 31, 2015.

•	Loans remained flat at $2.4 billion during the quarter ended March 31, 2016 and increased $164.3 million or 7% from a year ago.

•	Overall deposits increased $106.5 million to $2.1 billion in the first quarter of 2016 compared to the linked quarter and increased $209.9 million or 11% from a year ago.

•	Checking accounts grew by 2.5% or 1,284 net new accounts in the first quarter of 2016 and by 13.1% or 6,079 net new accounts from a year ago.

•	Net gain on loans sold decreased $77,000 to $490,000 in the first quarter of 2016 compared to the linked quarter primarily due to a seasonal decrease in volume.

•
Asset quality improved as loan delinquencies 30 days and greater represented 0.55% of total loans at March 31, 2016 compared to 0.63% at December 31, 2015 and 0.64% at March 31, 2015.  Non-accrual loans represented 0.55% of total loans compared to 0.63% of total loans on a linked quarter basis and 0.64% of total loans at March 31, 2015.

•	The allowance for loan losses represented 0.85% of total loans at March 31, 2016, 0.86% at December 31, 2015 and 0.87% at March 31, 2015.

•	The Company paid a quarterly cash dividend of $0.07 per share during the first quarter, an increase of $0.01 compared to the linked quarter.

First quarter 2016 compared with fourth quarter 2015

Net interest income

•
Net interest income increased $143,000 to $17.5 million in the first quarter of 2016 compared to the linked quarter primarily due to a 5 basis point increase in the loans yield offset by increases in interest expense related to money market and certificate of deposit promotions.

•	Net interest margin increased 6 basis points to 2.82% in the first quarter of 2016 compared to 2.76% in the linked quarter primarily due to a 5 basis point increase in the yield on loans.

Provision for loan losses

•
Provision for loan losses was $217,000 for the first quarter of 2016 compared to $776,000 for the linked quarter.  The decrease was primarily due to $293,000 in charge-offs during the linked quarter related to one commercial customer who is in bankruptcy.

•	Net charge-offs in the quarter were $241,000 or 0.04% to average loans (annualized) compared to $588,000 or 0.10% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.85% of total loans at March 31, 2016 compared to 0.86% of total loans at December 31, 2015.

Noninterest income

•	Total noninterest income decreased $568,000 to $2.9 million in the first quarter of 2016 compared to the linked quarter primarily due to a $312,000 decrease in bank owned life insurance income.

•	Other income includes swap fees totaling $315,000 compared to $313,000 in the linked quarter.

•	Net gain on loans sold decreased $77,000 to $490,000 primarily due to a seasonal decrease in volume.

Noninterest expense

•
Noninterest expense decreased $681,000 in the first quarter of 2016 to $15.3 million compared to the linked quarter primarily due to a $352,000 decrease in salaries and employee benefits and a $342,000 decrease in marketing.

•	Salaries and employee benefits decreased $352,000 on a linked quarter basis primarily due to a $465,000 decrease in incentives offset by a $161,000 increase in employee benefits.

•	Marketing decreased $342,000 on a linked quarter basis primarily due to costs incurred in the linked quarter related to our expansion into western Massachusetts.

Income tax expense

•
Income tax expense was $1.3 million in the first quarter of 2016 compared to $1.7 million in the linked quarter.  The decrease in income tax expense was primarily due to a linked quarter $768,000 valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011 offset by an increase in income before taxes.

First quarter 2016 compared with first quarter 2015

Net interest income

•
Net interest income increased $1.1 million to $17.5 million in the first quarter of 2016 compared to the prior year quarter due primarily to a $199.1 million increase in the average loan balance offset by a $660,000 increase in interest expense.

•	Net interest margin decreased 1 basis point to 2.82% in the first quarter of 2016 compared to 2.83% in the prior year quarter.

Provision for loan losses

•	Provision for loan losses was $217,000 for the first quarter of 2016 compared to $615,000 for the prior year quarter.

•	Net charge-offs in the quarter were $241,000 or 0.04% to average loans (annualized) compared to $343,000 or 0.06% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.85% of total loans at March 31, 2016 and 0.87% of total loans at March 31, 2015.

Noninterest income

•
Total noninterest income increased $236,000 to $2.9 million in the first quarter of 2016 compared to the prior year quarter primarily due to a $111,000 increase in customer service fees, $141,000 increase in bank owned life insurance income and a $282,000 increase in other noninterest income offset by a $273,000 decrease in gain on sales of investments.

•
Other income increased $282,000 to $458,000 in the first quarter of 2016 compared to the prior year quarter primarily due to a $314,000 increase in swaps fees offset by a $76,000 decrease in mortgage banking derivatives income.

•	There was no gain on sale of investments in the first quarter of 2016 compared to $273,000 gain on sale of investments in the prior year quarter.

Noninterest expense

•
Noninterest expense increased $340,000 in the first quarter of 2016 to $15.3 million compared to the prior year quarter primarily due to a $586,000 increase in salaries and employee benefits offset by decreases in occupancy expense and other operating expenses.

•	Salaries and employee benefits increased $586,000 primarily due to our branch expansion into western Massachusetts and to maintain the Bank's growth.

Income tax expense

•
Income tax expense was $1.3 million in the first quarter of 2016 compared to $976,000 in the prior year quarter.  The increase in income tax expense in the first quarter of 2016 was primarily due to a $1.4 million increase in income before taxes.

March 31, 2016 compared to March 31, 2015

Financial Condition

•	Total assets increased $152.5 million or 6% at March 31, 2016 to $2.7 billion compared to $2.5 billion at March 31, 2015, largely reflecting an increase in net loans.

•	Our investment portfolio totaled $148.6 million at March 31, 2016 compared to $194.8 million at March 31, 2015, a decrease of $46.2 million due to reduction in collateral requirements.

•	Net loans increased $163.3 million or 8% at March 31, 2016 to $2.4 billion compared to $2.2 billion at March 31, 2015 due to our continued focus on commercial and residential lending.

•
Deposits increased $209.9 million to $2.1 billion at March 31, 2016 compared to $1.9 billion at March 31, 2015 primarily due to increases in NOW accounts, demand deposits and certificates of deposit as we continue to develop and grow relationships in the geographical areas we serve.  We entered the brokered deposit market during the second quarter of 2015 with balances totaling $43.2 million at March 31, 2016.

•
Federal Home Loan Bank of Boston advances decreased $49.1 million to $259.6 million at March 31, 2016 compared to $308.7 million at March 31, 2015.  Advances are used to support loan and securities growth.

Asset Quality

•
At March 31, 2016, the allowance for loan losses represented 0.85% of total loans and 154.08% of non-accrual loans, compared to 0.86% of total loans and 135.44% of non-accrual loans at December 31, 2015 and 0.87% of total loans and 136.53% of non-accrual loans at March 31, 2015.

•	Loan delinquencies 30 days and greater represented 0.55% of total loans at March 31, 2016 compared to 0.63% of total loans at December 31, 2015 and 0.64% of total loans at March 31, 2015.

•	Non-accrual loans represented 0.55% of total loans at March 31, 2016 compared to 0.63% of total loans at December 31, 2015 and 0.64% of total loans at March 31, 2015.

•
Net charge-offs in the quarter were $241,000 or 0.04% to average loans (annualized) compared to $588,000 or 0.10% to average loans (annualized) in the linked quarter and $343,000 or 0.06% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.88% at March 31, 2016.

•	Tangible book value per share is $15.72 compared to $15.47 on a linked quarter basis and $14.82 at March 31, 2015.

•
During the first quarter of 2016, the Company repurchased 147,100 shares of common stock at an average price per share of $16.13 at a total cost of $2.4 million.  Repurchased shares are held as treasury stock and will be available for general corporate purposes.  The Company had 610,645 shares remaining to repurchase at March 31, 2016 from prior regulatory approval.

•
At March 31, 2016, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 23 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, April 21, 2016 at 10:30am Eastern Time to discuss first quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2016	2015	2015	2015	2015
Selected Financial Condition Data:

Total assets	$ 2,701,614	$ 2,708,546	$ 2,708,454	$ 2,626,217	$ 2,549,074
Cash and cash equivalents	59,166	59,139	47,447	42,992	44,847
Securities held-to-maturity, at amortized cost	19,964	32,246	25,486	34,366	21,006
Securities available-for-sale, at fair value	128,681	132,424	171,390	143,799	173,829
Federal Home Loan Bank of Boston stock, at cost	15,688	21,729	23,038	21,496	19,785
Loans, net	2,350,245	2,341,598	2,318,257	2,268,385	2,186,937
Deposits	2,097,832	1,991,358	1,973,355	1,878,040	1,887,954
Federal Home Loan Bank of Boston advances	259,600	377,600	373,600	400,700	308,700
Total stockholders' equity	248,013	245,721	243,195	239,082	237,709
Allowance for loan losses	20,174	20,198	20,010	19,581	19,232
Non-accrual loans	13,093	14,913	16,668	12,973	14,086
Impaired loans	38,588	41,017	42,664	39,975	42,130
Loan delinquencies 30 days and greater	13,095	14,945	15,598	13,244	14,193

Selected Operating Data:

Interest income	$ 21,323	$ 21,094	$ 21,094	$ 20,164	$ 19,532
Interest expense	3,817	3,731	3,422	3,065	3,157
Net interest income	17,506	17,363	17,672	17,099	16,375
Provision for loan losses	217	776	386	663	615
Net interest income after provision for loan losses	17,289	16,587	17,286	16,436	15,760
Noninterest income	2,900	3,468	3,241	4,074	2,664
Noninterest expense	15,277	15,958	14,718	15,597	14,937
Income before income taxes	4,912	4,097	5,809	4,913	3,487
Income tax expense	1,299	1,716	1,594	1,441	976

Net income	$ 3,613	$ 2,381	$ 4,215	$ 3,472	$ 2,511

Performance Ratios (annualized):

Return on average assets	0.54%	0.35%	0.62%	0.54%	0.40%
Return on average equity	5.82%	3.86%	6.92%	5.77%	4.24%
Net interest rate spread (1)	2.65%	2.61%	2.65%	2.72%	2.68%
Net interest rate margin (2)	2.82%	2.76%	2.79%	2.86%	2.83%
Non-interest expense to average assets (3)	2.27%	2.37%	2.26%	2.39%	2.34%
Efficiency ratio (4)	75.19%	78.19%	73.04%	77.13%	78.35%
Average interest-earning assets to average
interest-bearing liabilities	128.45%	127.48%	126.44%	126.98%	126.86%
Loans to deposits	112.99%	118.60%	118.49%	121.83%	116.86%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.85%	0.86%	0.86%	0.86%	0.87%
Allowance for loan losses as a percent of
non-accrual loans	154.08%	135.44%	120.05%	150.94%	136.53%
Net charge-offs (recoveries) to average loans (annualized)	0.04%	0.10%	(0.01%)	0.06%	0.06%
Non-accrual loans as a percent of total loans	0.55%	0.63%	0.71%	0.57%	0.64%
Non-accrual loans as a percent of total assets	0.48%	0.55%	0.62%	0.49%	0.55%
Loan delinquencies 30 days and greater as a
percent of total loans	0.55%	0.63%	0.67%	0.58%	0.64%

Per Share Related Data:

Basic earnings per share	$ 0.24	$ 0.16	$ 0.28	$ 0.23	$ 0.17
Diluted earnings per share	$ 0.24	$ 0.16	$ 0.28	$ 0.23	$ 0.17
Dividends declared per share	$ 0.07	$ 0.06	$ 0.06	$ 0.05	$ 0.05
Tangible book value (5)	$ 15.72	$ 15.47	$ 15.30	$ 15.01	$ 14.82
Common stock shares outstanding	15,780,657	15,881,663	15,893,263	15,922,888	16,035,005
Weighted-average basic shares outstanding	14,720,892	14,785,058	14,632,951	14,694,472	14,722,112
Weighted-average diluted shares outstanding	15,012,540	15,146,365	14,887,461	14,839,454	14,850,597
(1)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(2)	Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense annualized divided by average assets. See "Reconciliation of Non-GAAP Financial Measures" table.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(5)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,		December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2016		2015	2015	2015	2015
Capital Ratios:

Equity to total assets at end of period	9.18%		9.07%	8.98%	9.10%	9.33%
Average equity to average assets	9.22%		9.17%	9.00%	9.36%	9.45%
Total Capital (to Risk Weighted Assets)	12.88%	*	12.88%	12.72%	13.11%	13.44%
Tier I Capital (to Risk Weighted Assets)	11.92%	*	11.91%	11.76%	12.12%	12.44%
Common Equity Tier I Capital	11.92%	*	11.91%	11.76%	12.12%	12.44%
Tier I Leverage Capital (to Average Assets)	9.44%	*	9.39%	9.24%	9.57%	9.72%
Total equity to total average assets	9.20%		9.13%	8.98%	9.29%	9.48%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 855,148		$ 849,722	$ 851,784	$ 888,376	$ 850,819
Commercial	893,477		887,431	862,367	817,955	769,712
Construction	36,557		30,895	29,244	42,858	53,913
Installment	3,338		2,970	3,007	3,103	3,114
Commercial	402,960		409,550	410,704	359,537	352,085
Collateral	1,668		1,668	1,632	1,551	1,676
Home equity line of credit	172,325		174,701	174,579	169,507	169,969
Revolving credit	77		91	96	77	80
Resort	759		784	807	837	880
Total loans	2,366,309		2,357,812	2,334,220	2,283,801	2,202,248
Net deferred loan costs	4,110		3,984	4,047	4,165	3,921
Loans	2,370,419		2,361,796	2,338,267	2,287,966	2,206,169
Allowance for loan losses	(20,174)		(20,198)	(20,010)	(19,581)	(19,232)
Loans, net	$ 2,350,245		$ 2,341,598	$ 2,318,257	$ 2,268,385	$ 2,186,937

Deposits:

Noninterest-bearing demand deposits	$ 396,356		$ 401,388	$ 359,757	$ 377,092	$ 337,211
Interest-bearing
NOW accounts	529,267		468,054	527,128	425,789	499,130
Money market	488,497		460,737	440,249	430,558	462,532
Savings accounts	223,188		220,389	211,170	220,154	214,083
Time deposits	460,524		440,790	435,051	424,447	374,998
Total interest-bearing deposits	1,701,476		1,589,970	1,613,598	1,500,948	1,550,743
Total deposits	$ 2,097,832		$ 1,991,358	$ 1,973,355	$ 1,878,040	$ 1,887,954

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	March 31,	December 31,	March 31,
	2016	2015	2015
(Dollars in thousands)
Assets
Cash and due from banks	$36,418	$45,732	$33,175
Interest bearing deposits with other institutions	22,748	13,407	11,672
Total cash and cash equivalents	59,166	59,139	44,847
Securities held-to-maturity, at amortized cost	19,964	32,246	21,006
Securities available-for-sale, at fair value	128,681	132,424	173,829
Loans held for sale	6,145	9,637	2,187
Loans (1)	2,370,419	2,361,796	2,206,169
Allowance for loan losses	(20,174)	(20,198)	(19,232)
Loans, net	2,350,245	2,341,598	2,186,937
Premises and equipment, net	18,210	18,565	18,289
Federal Home Loan Bank of Boston stock, at cost	15,688	21,729	19,785
Accrued income receivable	6,346	6,747	6,047
Bank-owned life insurance	50,725	50,618	39,960
Deferred income taxes	15,506	15,443	16,759
Prepaid expenses and other assets	30,938	20,400	19,428
Total assets	$2,701,614	$2,708,546	$2,549,074

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,701,476	$1,589,970	$1,550,743
Noninterest-bearing	396,356	401,388	337,211
	2,097,832	1,991,358	1,887,954
Federal Home Loan Bank of Boston advances	259,600	377,600	308,700
Repurchase agreement borrowings	10,500	10,500	10,500
Repurchase liabilities	31,118	35,769	59,198
Accrued expenses and other liabilities	54,551	47,598	45,013
Total liabilities	2,453,601	2,462,825	2,311,365

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	182,747	181,997	179,683
Unallocated common stock held by ESOP	(11,363)	(11,626)	(12,422)
Treasury stock, at cost	(32,355)	(30,602)	(28,725)
Retained earnings	115,444	112,933	105,339
Accumulated other comprehensive loss	(6,641)	(7,162)	(6,347)
Total stockholders' equity	248,013	245,721	237,709
Total liabilities and stockholders' equity	$2,701,614	$2,708,546	$2,549,074

(1)	Loans include net deferred fees and unamortized premiums of $4.1 million, $4.0 million and $3.9 million at March 31, 2016, December 31, 2015 and March 31, 2015, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2016	2015	2015
Interest income
Interest and fees on loans
Mortgage	$ 15,907	$ 15,670	$ 15,058
Other	4,714	4,731	3,995
Interest and dividends on investments
United States Government and agency obligations	418	425	323
Other bonds	13	13	18
Corporate stocks	239	248	131
Other interest income	32	7	7
Total interest income	21,323	21,094	19,532
Interest expense
Deposits	2,736	2,611	2,209
Interest on borrowed funds	967	1,004	751
Interest on repo borrowings	95	97	163
Interest on repurchase liabilities	19	19	34
Total interest expense	3,817	3,731	3,157
Net interest income	17,506	17,363	16,375
Provision for loan losses	217	776	615
Net interest income
after provision for loan losses	17,289	16,587	15,760
Noninterest income
Fees for customer services	1,484	1,566	1,373
Gain on sale of investments	-	-	273
Net gain on loans sold	490	567	520
Brokerage and insurance fee income	54	52	49
Bank owned life insurance income	414	726	273
Other	458	557	176
Total noninterest income	2,900	3,468	2,664
Noninterest expense
Salaries and employee benefits	9,376	9,728	8,790
Occupancy expense	1,219	1,257	1,367
Furniture and equipment expense	1,061	1,057	1,036
FDIC assessment	404	430	412
Marketing	421	763	409
Other operating expenses	2,796	2,723	2,923
Total noninterest expense	15,277	15,958	14,937
Income before income taxes	4,912	4,097	3,487
Income tax expense	1,299	1,716	976
Net income	$ 3,613	$ 2,381	$ 2,511

Earnings per share:
Basic	$ 0.24	$ 0.16	$ 0.17
Diluted	0.24	0.16	0.17
Weighted average shares outstanding:
Basic	14,720,892	14,785,058	14,722,112
Diluted	15,012,540	15,146,365	14,850,597

First Connecticut Bancorp, Inc.
Consolidated Average Balance, Yields and Rates (Unaudited)

	For The Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,366,935	$ 21,132	3.59%	$ 2,346,218	$ 20,916	3.54%	$ 2,167,879	$ 19,391	3.63%
Securities	154,534	483	1.26%	185,697	495	1.06%	196,087	394	0.81%
Federal Home Loan Bank of Boston stock	19,804	187	3.80%	21,729	191	3.49%	19,785	79	1.62%
Federal funds and other earning assets	27,148	32	0.47%	14,258	7	0.19%	12,394	6	0.20%
Total interest-earning assets	2,568,421	21,834	3.42%	2,567,902	21,609	3.34%	2,396,145	19,870	3.36%
Noninterest-earning assets	127,192			122,500			112,534
Total assets	$ 2,695,613			$ 2,690,402			$ 2,508,679

Interest-bearing liabilities:
NOW accounts	$ 522,876	$ 380	0.29%	$ 498,658	$ 363	0.29%	$ 449,897	$ 321	0.29%
Money market	478,954	995	0.84%	459,047	957	0.83%	480,687	970	0.82%
Savings accounts	216,102	58	0.11%	216,219	54	0.10%	208,626	57	0.11%
Certificates of deposit	450,917	1,303	1.16%	436,676	1,237	1.12%	367,501	861	0.95%
Total interest-bearing deposits	1,668,849	2,736	0.66%	1,610,600	2,611	0.64%	1,506,711	2,209	0.59%
Federal Home Loan Bank of Boston Advances	272,610	967	1.43%	343,024	1,004	1.16%	304,411	751	1.00%
Repurchase agreement borrowings	10,500	95	3.64%	10,500	97	3.67%	19,133	163	3.46%
Repurchase liabilities	47,543	19	0.16%	50,264	19	0.15%	58,507	34	0.24%
Total interest-bearing liabilities	1,999,502	3,817	0.77%	2,014,388	3,731	0.73%	1,888,762	3,157	0.68%
Noninterest-bearing deposits	390,926			380,041			330,865
Other noninterest-bearing liabilities	56,765			49,273			52,092
Total liabilities	2,447,193			2,443,702			2,271,719
Stockholders' equity	248,420			246,700			236,960
Total liabilities and stockholders' equity	$ 2,695,613			$ 2,690,402			$ 2,508,679

Tax-equivalent net interest income		$ 18,017			$ 17,878			$ 16,713
Less: tax-equivalent adjustment		(511)			(515)			(338)
Net interest income		$ 17,506			$ 17,363			$ 16,375

Net interest rate spread (2)			2.65%			2.61%			2.68%
Net interest-earning assets (3)	$ 568,919			$ 553,514			$ 507,383
Net interest margin (4)			2.82%			2.76%			2.83%
Average interest-earning assets to average
interest-bearing liabilities		128.45%			127.48%			126.86%
(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2016	2015	2015	2015	2015
Net Income	$ 3,613	$ 2,381	$ 4,215	$ 3,472	$ 2,511
Adjustments:
Plus: Accelerated vesting of stock compensation	-	-	-	258	140
Plus: Employee severance	-	-	-	-	93
Less: Prepayment penalty fees	(10)	(43)	-	(35)	-
Less: Non-recurring payment related to a loan participation	-	-	-	-	-
Less: Gain on sale of foreclosed real estate	-	-	(557)	-	-
Less: Bank-owned life insurance proceeds	(77)	(379)	-	-	-
Less: Net gain on sales of investments	-	-	-	(1,250)	(273)
Total core adjustments before taxes	(87)	(422)	(557)	(1,027)	(40)
Tax benefit on core adjustments	4	15	195	359	14
Deferred tax asset valuation allowance (1)	-	768	-	-	-
Total core adjustments after taxes	(83)	361	(362)	(668)	(26)
Total core net income	$ 3,530	$ 2,742	$ 3,853	$ 2,804	$ 2,485

Total net interest income	$ 17,506	$ 17,363	$ 17,672	$ 17,099	$ 16,375
Less: Prepayment penalty fees	(10)	(43)	-	(35)	-
Total core net interest income	$ 17,496	$ 17,320	$ 17,672	$ 17,064	$ 16,375

Total noninterest income	$ 2,900	$ 3,468	$ 3,241	$ 4,074	$ 2,664
Less: Bank-owned life insurance proceeds	(77)	(379)	-	-	-
Less: Net gain on sales of investments	-	-	-	(1,250)	(273)
Total core noninterest income	$ 2,823	$ 3,089	$ 3,241	$ 2,824	$ 2,391

Total noninterest expense	$ 15,277	$ 15,958	$ 14,718	$ 15,597	$ 14,937
Less: Accelerated vesting of stock compensation	-	-	-	(258)	(140)
Less: Employee severances	-	-	-	-	(93)
Less: Gain on sale of foreclosed real estate	-	-	557	-	-
Total core noninterest expense	$ 15,277	$ 15,958	$ 15,275	$ 15,339	$ 14,704

Core earnings per common share, diluted	$ 0.23	$ 0.18	$ 0.25	$ 0.19	$ 0.16

Core return on average assets (annualized)	0.52%	0.41%	0.57%	0.44%	0.40%
Core return on average equity (annualized)	5.68%	4.45%	6.33%	4.66%	4.19%
Core non-interest expense to average assets (annualized)	2.27%	2.37%	2.26%	2.39%	2.34%
Efficiency ratio (2)	75.19%	78.19%	73.04%	77.13%	78.35%

Tangible book value (3)	$ 15.72	$ 15.47	$ 15.30	$ 15.01	$ 14.82

(1)	Represents a valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(3)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.